PROMISSORY NOTE

$150,000	As of June 30, 2011

For value received, the undersigned, 22nd Century Limited, LLC (the “Maker”) promises to pay to Henry Sicignano III (“Creditor”), or order, on November 1, 2011 (“Maturity”), at Creditor’s address of 4750 Spaulding Drive, Clarence, New York 14031, in lawful money of the United States of America, the principal amount of One Hundred fifty Thousand and 00/100 Dollars ($150,000) together with interest thereon until paid in full at a per annum rate of twelve percent (12.0%).  Interest shall be calculated for each day on the basis of 1/365 of the applicable per annum rate on the outstanding balance reflecting any partial payments.

This Note replaces the promissory note that was due Creditor for the same principal amount due August 30, 2011.  Interest shall be calculated on this Note from June 30, 2011.

At Maturity or the earlier acceleration of this Note, the Maker shall pay the entire principal balance, plus all accrued and unpaid interest and fees.  The Maker shall make all payments on this Note to Creditor at the address stated above, or at such other place as the holder of this Note may designate.  Creditor shall apply all payments received on this Note to any accrued and unpaid interest then due and owing, and then to the reduction of principal of this Note.

This Note may be prepaid in whole or in part at any time without premium.

If pursuant to the terms of this Note, the Maker is at any time obligated to pay interest on the principal balance of this Note at a rate in excess of the maximum interest rate permitted by applicable law, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.

The occurrence of any of the following events (each an “Event of Default”)  shall be an event of default hereunder:  (a) the filing by or against the Maker of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, relief as a debtor or other relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction, now or hereafter in effect and in the event such request or petition that was filed against the Maker involuntarily, the failure of the Maker to have such request or petition stayed or dismissed within ninety (90) days after such filing; (b) the making of any general assignment by the Maker for the benefit of creditors; or the appointment of a receiver or trustee for the Maker of any of its assets, including without limitation, the appointment of or taking possession by a custodian as defined in the federal Bankruptcy Code and in the event such appointment was made against the Maker involuntarily, the failure of the Maker to have such appointment stayed or dismissed within ninety (90) days after such filing; or (c) the institution by or against the Maker of any other type of insolvency proceeding (under the federal Bankruptcy Code or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of the Maker and in the event such proceeding that was instituted against the Maker involuntarily, the failure of the Maker to have such proceeding stayed or dismissed within ninety (90) days after such institution. Upon the occurrence of any Event of Default, Creditor shall have the right, at its option, to declare immediately due and payable all unpaid amounts of principal and interest on this Note, and all other sums payable at the time of, or as the result of, such declaration under this Note or any other document securing the Note, and to exercise alternately or cumulatively any of the remedies available under the Note, any document securing the Note, or at law or equity.  Notwithstanding the foregoing, upon an Event of Default under subsection (a), (b) or (c) hereunder, this Note shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

The failure to exercise one or more of such remedies upon the happening of an Event of Default shall not constitute a waiver of the right to exercise the same at any subsequent time in respect of the same Event of Default or any other Event of Default.  Neither the acceptance by Creditor of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment, or any negotiation or discussion with the undersigned, shall constitute a waiver of the right to exercise one or more of such remedies at that time or at any subsequent time or nullify any prior exercise of any remedy, except as and to the extent otherwise provided by law.

The Maker agrees to pay all reasonable costs and expenses incurred by the holder hereof in enforcing this Note, including reasonable third party attorneys’ fees and expenses.

No modification, rescission, waiver, release or amendment of any provision of this Note shall be made except by written agreement signed by the Maker and the holder hereof.

The Maker hereby waives diligence, presentment and protest, and also notice of protest, dishonor and nonpayment of this Note.

This Note shall be governed by, and construed under, the internal laws of the State of New York without regard to principles of conflicts of law.

THE MAKER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY CREDITOR AND ARISING OUT OF OR OTHERWISE RELATING TO THIS NOTE OR ANY COLLATERAL HEREFORE TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF NEW YORK SITUATE IN ERIE COUNTY, NEW YORK OR A COURT OF THE UNITED STATES LOCATED IN THE WESTERN DISTRICT OF THE STATE OF NEW YORK.

22ND CENTURY LIMITED, LLC s/ Joseph Pandolfino Joseph Pandolfino Chief Executive Officer